NEWS
BULLETIN

From:
FRB
--------------------------------------------------------------------------------
The Financial Relations Board Inc.

( BW) (TOTAL-RENAL-CARE)(TRL) Total Renal Care Stockholders
Overwhelmingly Approve Renal Treatment Centers Merger

          Business Editors/Health & Medical Writers

          TORRANCE, Calif.--(BW HealthWire)--Feb. 27, 1998--Total Renal Care Holdings, Inc. (NYSE:TRL), the third largest (and largest independent) worldwide provider of dialysis services, yesterday announced stockholder approval by an overwhelming margin of its merger with Renal Treatment Centers, Inc. (NYSE:RXT) at a Special Meeting of its Stockholders. The merger will be effective on February 27, 1998 through the issuance of approximately 35.2 million additional shares of Total Renal Care Common Stock.
          TRL Stockholders also approved the following two other proposals that were presented in the Total Renal Care's and Renal Treatment Center's Joint Proxy Statement dated January 23, 1998: an amendment to increase the number of TRL authorized shares of common stock from 55 million to 195 million; and an amendment to TRL's 1997 equity compensation plan to increase by 3 million the number of shares of TRL common stock authorized for issuance under the 1997 plan.
          "The overwhelming shareholder support is a vote of confidence for our merger with Renal Treatment Centers as well as our management team, all our employees and physician partners," said Victor M.G. Chaltiel, chairman, president and chief executive officer of Total Renal Care. "The integration of our two companies is proceeding smoothly. The combined entity will enable us to continue to implement our aggressive, yet disciplined, growth strategy and enhance the combined company's operations. Upon completion of the merger, Total Renal Care will operate 393 facilities in 32 states and three foreign countries."
          In a separate meeting, the stockholders of Renal Treatment Centers approved the merger as well.
          Torrance-based Total Renal Care Holdings is the third-largest (and largest independent) worldwide provider of integrated dialysis for patients suffering from chronic kidney failure. The Company owns and operates high-quality, free-standing kidney dialysis centers and home peritoneal dialysis programs in 20 states, as well as Washington, D.C., Puerto Rico, Guam and Europe, and also provides high-quality acute hemodialysis services to in-patients at 127 hospitals. TRL has 205 outpatient dialysis facilities, seven of which are located in Europe, with 3,205 stations and provides services to more than 16,400 patients. The Company additionally operates ESRD laboratory and pharmacy facilities, as well as vascular access management, transplant services and ESRD clinical research programs.
          For information on Total Renal Care Holdings, Inc., via facsimile at no cost, call 1-800-PRO-INFO and dial company code TRL.
          This release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding operations integration and market opportunities and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the uncertainties associated with governmental regulation, general economic and other market conditions, and the "risk factors" set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.

          --30--

          CONTACT:  AT THE COMPANY
                    VICTOR M.G. CHALTIEL, CEO
                    OR JOHN E. KING, CFO
                    310/792-2600
                          or
                    AT THE FINANCIAL RELATIONS BOARD
                    LARRY DELANEY, GENERAL INFORMATION
                    MOIRA CONLON, INVESTOR CONTACT
                    MICHAELLE BURSTIN, MEDIA CONTACT
                    310/442-0599
                    KATHY BRUNSON, INVESTOR CONTACT
                    312/266-7800